EXHIBIT 99.1

1259 NW 21st Street

Pompano Beach, FL 33069

NEWS

March 19, 2010

FOR MORE INFORMATION:

954-917-4114

HOWARD L. EHLER, JR.

CHIEF OPERATING OFFICER

IMPERIAL ANNOUNCES OPERATING RESULTS FOR

YEAR 2009 AND FOURTH QUARTER 2009

Pompano Beach, FL………Imperial Industries, Inc. (OTCBB: “IPII”) announced today the results of operations for the year and fourth quarter ended December 31, 2009.

Net sales for the year ended December 31, 2009 were $8,635,000, compared to $10,038,000 for the same period in 2008, a decrease of 14.0%. For the year ended December 31, 2009, the Company had a loss from continuing operations of $1,188,000, or $.47 per diluted share, compared to a loss from continuing operations of $1,150,000, or $.46 per diluted share, for 2008. Discontinued operations related to the closure of the Company’s distribution facilities during 2009 and 2008, accounted for losses of $4,115,000, or $1.62 per diluted share for 2009 compared to $5,539,000, or $2.20 per diluted share in 2008. Accordingly, the Company incurred a net loss of $5,303,000, or $2.09 per diluted share, for 2009 compared to a net loss of $6,689,000, or $2.66 per diluted share, for 2008.

Net sales for the fourth quarter ended December 31, 2009 were $1,771,000, compared to $2,250,000 for the same period in 2008, a decrease of 21.3%. The Company realized income from continuing operations of $252,000, or $.10 per diluted share, for the 2009 fourth quarter period solely due to a tax benefit of $613,000 recorded in the fourth quarter attributed to the Company’s carry-back of its 2009 net operating losses available to it under the Federal Worker, Homeownership and Business Assistance Act of 2009 to claim a refund from past taxable earnings. This compared to a loss from continuing operations of $592,000, or $.24 per diluted share, for the comparable period in 2008 which included a tax benefit of $208,000. Discontinued operations accounted for losses of $1,317,000, or $.52 per diluted share, and $1,501,000, or $.59 per diluted share, for the 2009 and 2008 respective fourth quarter periods. Net loss for the three months ended December 31, 2009 was $1,065,000, or $.42 per diluted share, compared to a net loss of $2,093,000, or $.83 per diluted share, for the same period in 2008.

Results of operations from continuing operations for both the year and fourth quarter ended December 31, 2009 were adversely affected by the continued extraordinarily weak construction activity in the Company’s primary markets which caused reduced demand for the Company’s products. Restructuring fees and other costs associated with discontinued operations, including a pre-tax charge against continuing operations for an estimated loss contingency of $529,000 also, had a significant effect on the Corporation’s continuing results of operations for 2009. Based upon these and other factors, the Company’s independent registered public accounting firm included an explanatory paragraph in its audit opinion for the Company’s financial statements for the year ended December 31, 2009 raising substantial doubt about the Company’s ability to continue as a going concern.

Page 2 of News Release dated March 19, 2010

S. Daniel Ponce, Imperial’s Chairman of the Board, stated: “2009 presented many challenges to our Company and we expect the business environment in 2010 to continue to be a difficult period characterized by low demand for the Company’s products due to the adverse economic conditions prevalent in the construction industry and in particular the Company’s primary trade area of Florida. In response to the current economic landscape and an anticipated on-going lower product demand for our products, our management has focused its efforts on cost reduction initiatives, customer satisfaction and other cost control measures within our control, taking steps to restructure our business in line with existing market conditions. The closure of the Just-Rite distribution facilities and discontinuance of its operations on June 11, 2009, eliminated our Company’s need to provide funding to support losses from these discontinued operations.”

Mr. Ponce continued, “We are currently seeking a new commercial lender to replace our existing lender and to increase the amount of our line of credit to generate additional liquidity for our continuing operations and enable us to pursue a geographic expansion of our trade area. We are hopeful all of our initiatives will prove successful and enable us to navigate through this prolonged industry downturn until economic conditions improve.”

For more information, please refer to the Company’s Form 10-K for the year ended December 31, 2009 which is being filed with the Securities and Exchange Commission on March 19, 2010 and which will be available on the Company’s website www.imperialindustries.com shortly.

Imperial Industries, Inc., a building products company, sells products primarily in the State of Florida and to a certain extent the rest of the Southeastern United States with facilities in the State of Florida. The Company is engaged in the manufacture and distribution of stucco, plaster and roofing products to building materials dealers, contractors and others through its subsidiary, Premix-Marbletite Manufacturing Co. See our website at www.imperialindustries.com for more information about the Company.

The statements in this press release contain certain forward-looking statements, which are subject to risks and uncertainties. Such statements, including those regarding, among other things, the success of the Company’s sales and marketing efforts, improvements in productivity, the Company’s strategy and future prospects, are dependent on a number of factors, including changes in economic, business, and competitive market conditions, and availability of financing, only some of which are within the Company’s control. Actual results could differ materially from those currently anticipated due to a number of factors, including those set forth in the Company’s Securities and Exchange Commission filings under “Risk Factors.” The Company assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. A more detailed discussion of risks attendant to the forward-looking statements included in this press release are set forth in the “Forward-Looking Statements” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission (“SEC”), and in other reports already filed with the SEC.

Page 3 of News Release dated March 19, 2010

IMPERIAL INDUSTRIES, INC.
Financial Highlights

			(Unaudited)
	Year Ended		Three Months Ended
	December 31,		December 31,
	2009	2008*	2009	2008*
Net Sales	$8,635,000	$10,038,000	$1,771,000	$2,250,000

(Loss) income from continuing operations, net of taxes	$(1,188,000)	$(1,150,000)	$252,000	$(592,000)
Loss from discontinued operations, net of taxes	(4,115,000)	(5,539,000)	(1,317,000)	(1,501,000)

Net loss	$(5,303,000)	$(6,689,000)	$(1,065,000)	$(2,093,000)

Loss per Common Share:

(Loss) income from continuing operations - basic and diluted	$(0.47)	$(0.46)	$0.10	$(0.24)
Loss from discontinued operations - basic and diluted	(1.62)	(2.20)	(0.52)	(0.59)
Net loss per share - basic and diluted	$(2.09)	$(2.66)	$(0.42)	$(0.83)

Weighted average shares outstanding -
basic and diluted	2,536,121	2,516,363	2,544,575	2,521,957

*The 2008 results of operations contain certain amounts that have been reclassified to conform with the current period discontinued operations presentation.

Notes to Financial Highlights

1) In 2009, loss from continuing operations includes a pre-tax loss contingency expense of $529,000 for the year ended December 31, 2009. In addition, the Company recognized a $193,000 gain on the settlement of certain litigation in 2009.

2) For the years ended December 31, 2009 and 2008, loss from continuing operations includes an income tax benefit of $613,000 and $593,000, respectively. For the fourth quarter of 2009 and 2008, (loss) income from continuing operations includes an income tax benefit of $613,000 and $208,000, respectively.